 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1995
                                                      REGISTRATION NO. 33-63947

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                            AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------
                             PUBLIC STORAGE, INC.
                       (FORMERLY STORAGE EQUITIES, INC.)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          CALIFORNIA                                     95-3551121
 (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)                      HUGH W. HORNE
                                                    PUBLIC STORAGE, INC.
   600 NORTH BRAND BOULEVARD                      600 NORTH BRAND BOULEVARD
  GLENDALE, CALIFORNIA 91203-1241              GLENDALE, CALIFORNIA 91203-1241
        (818) 244-8080                                 (818) 244-8080
 (ADDRESS, INCLUDING ZIP CODE, AND              (NAME, ADDRESS, INCLUDING ZIP
 TELEPHONE NUMBER, INCLUDING AREA CODE,              CODE, AND TELEPHONE
   OF REGISTRANT'S PRINCIPAL                   NUMBER, INCLUDING AREA CODE, OF
      EXECUTIVE OFFICES)                             AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:
                             DAVID GOLDBERG, ESQ.
                             PUBLIC STORAGE, INC.
                     600 NORTH BRAND BOULEVARD, SUITE 300
                        GLENDALE, CALIFORNIA 91203-1241
                                --------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(a) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
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
                                                  PROPOSED MAXIMUM
                                       AMOUNT      OFFERING PRICE  PROPOSED MAXIMUM   AMOUNT OF
     TITLE OF EACH CLASS OF            TO BE        PER SHARE OR      AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED       REGISTERED         UNIT        OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------------
Preferred Stock, $.01 par value
 per share.......................      (1)(3)           (2)           (1)(2)(3)          N/A
Depositary Shares................      (1)(3)           (2)           (1)(2)(3)          N/A
Common Stock, $.10 par value per
 share...........................      (1)(4)           (2)           (1)(2)(4)          N/A
Warrants.........................      (1)(5)           (2)           (1)(2)(5)          N/A
  Total..........................   $363,736,925        (2)          $363,736,925      $125,430(6)

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(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $363,736,925. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (i) 31,200 shares of convertible Preferred Stock, and such indeterminate number of shares of Common Stock into which such shares of Preferred Stock may be converted, and (ii) 99,167 shares of Common Stock, at a proposed maximum aggregate offering price of $33,009,798 being registered hereunder are being allocated to registered resales in secondary offerings (includes any securities issuable upon stock splits and similar transactions pursuant to Rule 416).

(2) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. No separate consideration will be received for any Depositary Shares representing shares of Preferred Stock of the Registrant.
(3) Subject to Footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock, and Depositary Shares representing a fractional interest in a share of Preferred Stock, as may be sold, from time to time, by the Registrant. In the event Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons acquiring such fractional interests and the shares of Preferred Stock will be issued to a Depositary under a Deposit Agreement. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby.
(4) Subject to Footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Preferred Stock or exercise of Warrants registered hereby.
(5) Subject to Footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Preferred Stock or Common Stock, as the case may be, registered pursuant to this Registration Statement.
(6) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. $11,383 of the registration fee has been allocated to the registration of the securities described in Footnote
    (1) for registered resales in secondary offerings.
                                --------------
  PURSUANT TO RULE 429 OF THE RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH SECURITIES REGISTERED BY REGISTRANT'S REGISTRATION STATEMENT NO. 33-54755. IN THE EVENT ANY OF SUCH PREVIOUSLY REGISTERED SECURITIES ARE OFFERED PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THEY WILL NOT BE INCLUDED IN SUCH PROSPECTUS.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities, are as follows:

      Registration Fee--Securities and Exchange Commission............ $125,430
      Depositary Fees.................................................  100,000
      Rating Agency Fees..............................................  100,000
      Printing and Engraving Expenses.................................  200,000
      Legal Fees and Expenses.........................................  100,000
      Accounting Fees and Expenses....................................   50,000
      Blue Sky Fees and Expenses......................................   50,000
      Miscellaneous...................................................   24,570
                                                                       --------
        TOTAL......................................................... $750,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  In August 1988, the Company's Articles of Incorporation were amended (as approved by the shareholders in August 1988) to provide that the Company may indemnify the agents of the Company to the maximum extent permitted under California law. See Article V of the Certificate of Amendment of Articles of Incorporation (Exhibit 3.11) and Article VII of the By-Laws (Exhibit 3.12) which are incorporated herein by this reference. In October 1988, the Company also entered into indemnity agreements (in the form approved by the shareholders in August 1988) with its management and non-management directors and executive officers. The agreements permit the Company to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit the Company from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination. The indemnification and limitations on liability permitted by the amendment to the Articles of Incorporation and the agreements are subject to the limitations set forth by California law. The Company believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the Company.

ITEM 16. EXHIBITS.

  See Exhibit Index contained herein.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4)That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)To remove from registration by means of a post-effective amendment any of the Securities being registered which remains unsold at the termination of the offering.

  (6)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (7)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 5th day of December, 1995.

                                          PUBLIC STORAGE, INC.

                                          By:    /s/ B. WAYNE HUGHES
                                             __________________________________
                                            B. Wayne Hughes, Chairman of the
                                                          Board

  Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----

       /s/ B. WAYNE HUGHES           Chairman of the Board, Chief   December 5, 1995
____________________________________ Executive Officer and
          B. Wayne Hughes            Director (principal
                                     executive officer)

        /s/ HARVEY LENKIN            President and Director         December 5, 1995
____________________________________
           Harvey Lenkin

    /s/ RONALD L. HAVNER, JR.        Senior Vice President and      December 5, 1995
____________________________________ Chief Financial Officer
       Ronald L. Havner, Jr.         (principal financial officer
                                     and principal accounting
                                     officer)

     /s/ ROBERT J. ABERNETHY         Director                       December 5, 1995
____________________________________
        Robert J. Abernethy

      /s/ DANN V. ANGELOFF           Director                       December 5, 1995
____________________________________
          Dann V. Angeloff

      /s/ WILLIAM C. BAKER           Director                       December 5, 1995
____________________________________
          William C. Baker

       /s/ URI P. HARKHAM            Director                       December 5, 1995
____________________________________
           Uri P. Harkham
        /s/ BERRY HOLMES             Director                       December 5, 1995
____________________________________
            Berry Holmes

      /s/ MICHAEL M. SACHS           Director                       December 5, 1995
____________________________________
          Michael M. Sachs

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  1.1    Form of Underwriting Agreement for the Depositary Shares (the
         "Depositary Shares") Each Representing 1/1,000 of a Share of
         Cumulative Preferred Stock, Series G (the "Series G Preferred Stock").
  1.2    Form of Underwriting Agreement.(1)
  2.1    Agreement and Plan of Reorganization by and among Public Storage,
         Inc., Public Storage Management, Inc. and the registrant dated as of
         June 30, 1995.(2)
  2.2    Amendment to Agreement and Plan of Reorganization by and among Public
         Storage, Inc., Public Storage Management, Inc. and the registrant dated as of November 13, 1995.(3)
  3.1    Restated Articles of Incorporation.(4)
         Certificate of Determination for the 10% Cumulative Preferred Stock,
  3.2    Series A.(4)
  3.3    Certificate of Determination for the 9.20% Cumulative Preferred Stock,
         Series B.(4)
  3.4    Amendment to Certificate of Determination for the 9.20% Cumulative
         Preferred Stock,
         Series B.(5)
         Certificate of Determination for the 8.25% Convertible Preferred
  3.5    Stock.(4)
         Certificate of Determination for the Adjustable Rate Cumulative
  3.6    Preferred Stock, Series C.(4)
         Certificate of Determination for the 9.50% Cumulative Preferred Stock,
  3.7    Series D.(6)
         Certificate of Determination for the 10% Cumulative Preferred Stock,
  3.8    Series E.(7)
         Certificate of Determination for the 9.75% Cumulative Preferred Stock,
  3.9    Series F.(8)
  3.10   Certificate of Determination for the Convertible Participating
         Preferred Stock.
  3.11   Certificate of Amendment of Articles of Incorporation.
  3.12   Bylaws, as amended.(9)
  4.1    Form of Certificate of Determination for the Series G Preferred Stock.
         Form of Certificate of Determination for additional series of
  4.2    Preferred Stock.(1)
  4.3    Form of Deposit Agreement for the Depositary Shares.
  4.4    Form of Deposit Agreement.(1)
  4.5    Form of Warrant Agreement.(1)
         Opinion of David Goldberg as to the legality of the securities being
  5.1    registered.
  8.1    Opinion of Hogan & Hartson L.L.P. re tax matters.
 12.1    Statement on computation of ratio of earnings to fixed charges.(10)
 23.1    Consent of Independent Auditors.(11)
 23.2    Consent of David Goldberg (included in Exhibit 5.1).
 23.3    Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).

--------
 (1) To be filed by amendment or incorporated by reference in connection with the offering of Securities.
 (2) Filed as Appendix A to the registrant's Proxy Statement dated October 11, 1995 (filed October 13, 1995) and incorporated herein by reference.
 (3) Filed with the Registrant's Current Report on Form 8-K dated November 16, 1995 and incorporated herein by reference.
 (4) Filed with the registrant's Registration Statement No. 33-54557 and incorporated herein by reference.
 (5) Filed with the registrant's Registration Statement No. 33-56925 and incorporated herein by reference.
 (6) Filed with the registrant's Form 8-A/A Registration Statement relating to the 9.50% Cumulative Preferred Stock, Series D and incorporated herein by reference.
 (7) Filed with the registrant's Form 8-A/A Registration Statement relating to the 10% Cumulative Preferred Stock, Series E and incorporated herein by reference.
 (8) Filed with the registrant's Form 8-A/A Registration Statement relating to the 9.75% Cumulative Preferred Stock, Series F and incorporated herein by reference.

 (9) Filed with registrant's Registration Statement No. 33-30340 and incorporated herein by reference.

(10) Filed with registrant's Form 10-Q for the quarterly period ended September 30, 1995 and incorporated herein by reference.

(11) Previously filed.